UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2014

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	333-147056	35-2302128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5320 South 900 East, Suite 260

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-428-9703

(Registrant’s telephone number, including area code)

Copies to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on August 30, 2013, Inception Mining Inc. (the “Company”) entered into an Agreement (the “Crawford Agreement”) with Crawford Cattle Company LLC (“Crawford”), a Nevada limited liability company, pursuant to which the Company was to perform due diligence in connection with its potential acquisition from Crawford of certain mineral rights including the right to extract gold, silver and other minerals, but excluding oil, gas and coal contained in approximately 16,183 acres located in Humboldt and Elko Counties, Nevada (the “Mineral Properties”). Under the terms of the Crawford Agreement, Crawford granted the Company an exclusive, three month evaluation period in order to perform due diligence on the Mineral Properties. The Crawford Agreement expired on November 30, 2013 and the parties were subsequently in discussions to amend the Crawford Agreement, of which there was no guarantee.

On April 8, 2014, the Company informed Crawford that the Crawford Agreement terminated on November 30, 2013, that the Company has elected to terminate all discussions with Crawford and that the Company will not be pursuing any transaction with Crawford as contemplated in the Crawford Agreement or otherwise.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: April 11, 2014	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer